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                                                         Exhibit 99.B-d(16)(iii)

                                    AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
              J. P. MORGAN FLEMING ASSET MANAGEMENT (LONDON), LTD.

     AMENDMENT made as of this 13th day of August, 2004, to the Investment Sub-Advisory Agreement dated as of December 16, 2002, as amended (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and J. P. Morgan Fleming Asset Management (London), Ltd., a corporation organized and existing under the laws of England (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

     The following language is hereby added to the above referenced Agreement:

          Notwithstanding any other provision of the Agreement, to the extent that any legal or compliance department of any market counterparty with whom the Subadviser deals requires information relating to the Portfolio including, identity, sector, domicile and market value, the Subadviser shall be permitted to disclose such information ONLY to the extent necessary to effect transactions on behalf of the Adviser in accordance with the terms of this Agreement.

     This Amendment shall become effective as of the date first written above.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

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   IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.


                                              ING LIFE INSURANCE AND ANNUITY
                                              COMPANY


                                              By:      /s/ Laurie M. Tillinghast
                                                       -------------------------
                                                       Laurie M. Tillinghast
                                                       Vice President


                                              J. P. MORGAN FLEMING ASSET
                                              MANAGEMENT (LONDON), LTD.


                                              By:      /s/ Shoen Cray
                                                       -------------------------
                                              Name:    Shoen Cray
                                              Title:   Vice President